UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

On June 13, 2012, First Defiance Financial Corp. (the “Company”) and First Federal Bank of the Midwest entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”) and the United States Department of the Treasury (the “Selling Shareholder”), relating to the Selling Shareholder’s offer and sale of 37,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share, of the Company (the “Preferred Stock”). Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Preferred Stock from the Selling Shareholder at a price of $948.2201 per share, and to sell the Preferred Stock to the public through a modified dutch auction at an initial public offering price of $962.66 per share. The Company will not receive any of the proceeds from the offering. The offering was expected to close on or about June 13, 2012. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights, other obligations of the parties and termination provisions.

The offering has been made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-180902) dated April 24, 2012, and a prospectus supplement thereto.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such document, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01      Other Events.

The Company has been notified that it has successfully bid for the purchase of 16,560 shares of the Preferred Stock at $962.66 per share, for a total purchase price of $ 16,019,812.80, including any accrued and unpaid dividends on the Preferred Stock. The closing of the offering is expected to occur on or about June 19, 2012, subject to customary closing conditions.

As a result of its successful bid in the offering, upon settlement of the transaction, the Company will retire 16,560 of its original sale of 37,000 of shares of Preferred Stock.

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Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated June 13, 2012, by and among First Defiance Financial Corp., First Federal Bank of the Midwest, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto, and the United States Department of the Treasury.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Financial Officer

Date: June 15, 2012

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